Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-259784 on Form S-3 and Registration Statement Nos. 333-279981 and 333-222937 on Form S-8 of Victory Capital Holdings, Inc. of our report dated August 6, 2024, relating to the consolidated financial statements of Amundi US, Inc. as of and for the year ended December 31, 2023 appearing in this Current Report on Form 8-K/A of Victory Capital Holdings, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 16, 2025